SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[   ]       Preliminary Information Statement

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FRANKLIN ALLOCATION VIP FUND

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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franklin allocation vip FUND

A SERIES OF franklin templeton variable insurance products TRUST

One Franklin Parkway

San Mateo CA 94403-1906

 IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin Allocation VIP Fund (the “Fund”), a series of Franklin Templeton Variable Insurance Products Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/htfgqsp8bx/favip_stmt_0722.

The Information Statement describes a recent change involving the investment management of the Fund.  Franklin Advisers, Inc. (“Advisers”) currently serves as the investment manager to the Fund.  Under an exemptive order from the U.S. Securities and Exchange Commission, Advisers is permitted to appoint and replace both wholly owned and unaffiliated subadvisers, and enter into, amend and terminate subadvisory agreements with such subadvisers without obtaining prior shareholder approval, but subject to the approval of the Trust’s Board of Trustees (the “Board”).  Under the exemptive order, Advisers, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s subadviser(s) and recommend their hiring, termination and replacement.  On September 8, 2021, the Board, on behalf of the Fund, appointed Brandywine Global Investment Management, LLC (“Brandywine”), ClearBridge Investments, LLC (“ClearBridge”), Western Asset Management Company, LLC (“Western”) and Western Asset Management Company Limited (“Western London” and together with Brandywine, ClearBridge and Western, each a “Subadviser” and collectively, the “Subadvisers”) as subadvisers to the Fund and approved new subadvisory agreements between Advisers and each Subadviser, the first of which was effective on April 22, 2022, pursuant to which each Subadviser manages an allocated portion of the assets of the Fund.

A more detailed description of the Subadvisers and their investment operations, information about the new subadvisory agreements with the Subadvisers, and the reasons the Board appointed each Subadviser as a subadviser to the Fund are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about July 21, 2022, to shareholders of record of the Fund as of July 7, 2022. The Information Statement will be available online until at least October 19, 2022.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

 NOT TO SEND US A PROXY.

FAVIP SHLTR 07/22

franklin allocation vip FUND

A SERIES OF franklin templeton variable insurance products TRUST

One Franklin Parkway

San Mateo CA 94403-1906

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Franklin Allocation VIP Fund (the “Fund”), a series of Franklin Templeton Variable Insurance Products Trust (the “Trust”).  At a meeting held on September 8, 2021 (the “September Board Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, appointed Brandywine Global Investment Management, LLC (“Brandywine”), ClearBridge Investments, LLC (“ClearBridge”), Western Asset Management Company, LLC (“Western”) and Western Asset Management Company Limited (“Western London” and together with Brandywine, ClearBridge and Western, each a “Subadviser” and collectively, the “Subadvisers”) as subadvisers to the Fund. In connection with the appointment of the Subadvisers, the Board approved new subadvisory agreements between Franklin Advisers, Inc. (“Advisers” or the “Investment Manager”), the Fund’s investment manager, and each Subadviser, the first of which is effective April 22, 2022, pursuant to which each Subadviser manages an allocated portion of the Fund’s assets.  Advisers has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s subadvisers and recommend their hiring, termination and replacement.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), Advisers is permitted to appoint and replace both wholly owned and unaffiliated subadvisers, and enter into, amend and terminate subadvisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about July 28, 2022, to all shareholders of record of the Fund as of July 7, 2022 (the “Record Date”).  The Information Statement will be available online at https://franklintempletonprod.widen.net/s/htfgqsp8bx/favip_stmt_0722 until at least October 19, 2022 .  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

 NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund.  The Board, upon the recommendation of Advisers, has approved four new subadvisory agreements between Advisers and the Subadvisers (the “Subadvisory Agreements”).  Advisers and each Subadviser are both wholly owned subsidiaries of Franklin Resources, Inc. (“FRI”).  This Information Statement provides details regarding the Subadvisers, the Subadvisory Agreement and the reasons the Board appointed the Subadvisers as new subadvisers for the Fund.

What is the Manager of Managers Structure?

Following the appointment of the Subadvisers, the Fund currently has six subadvisers, each of which manages an allocated portion of the Fund’s assets.  Pursuant to the Manager of Managers Order, Advisers has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s subadvisers and recommend their hiring, termination and replacement.  Advisers also, subject to the review and approval of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends subadviser(s) to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each subadviser complies with the Fund’s investment goal, policies and restrictions.  Subject to review by the Board, Advisers may allocate and, when appropriate, reallocate the Fund’s assets among subadvisers, and will monitor and evaluate each subadviser’s performance.  Each of the Subadvisers is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated subadviser within ninety (90) days after their hiring.

APPOINTMENT OF subadvisers TO THE FUND

Why were the Subadvisers appointed?

Advisers recommended, and the Board approved, the appointment of each Subadviser as a subadviser to the Fund as the Fund currently seeks to achieve its investment goals by allocating its assets among the broad asset classes of equity and fixed income investments through a variety of investment strategies or “sleeves” managed by Advisers or its affiliates. With the addition of Legg Mason, Inc.’s (“LM”) investment strategies and expertise to Franklin Templeton (“FT”), the portfolio management team now has additional tools at its disposal to implement strategies that would attain desired exposures across asset allocation portfolios and diversify holdings in the Fund. Accordingly, Management proposed, and the Board approved, the implementation of additional strategies for the Fund to be managed by the Subadvisers, each of whom is an LM affiliated entity.  The strategies to be employed by the Subadvisers are as follows:

Subadviser	Strategy
ClearBridge	Large Cap Growth Strategy
ClearBridge	Large Cap Value Strategy
Brandywine	Global Opportunities Bond Strategy
Western and Western London	Core Bond Strategy

Has the addition of the Subadvisers increased the Fund’s fees and expenses?

No.  The addition of each Subadviser as a subadviser to the Fund had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid to the Subadvisers are deducted from the fees paid by the Fund to Advisers. Under each Subadvisory Agreement, Advisers pays the Subadviser a monthly fee based on the net assets of the Fund managed by the Subadviser in its respective strategy sleeve, calculated daily, as compensation for the services rendered and obligations assumed by the Subadviser during the preceding month.

Information about The subadvisers

Brandywine, located at 1735 Market Street, Philadelphia, PA 19103, is organized as a Delaware limited liability company.  ClearBridge, located at 620 Eighth Avenue, New York, NY 10018, is organized as a Delaware limited liability company.  Western, located at 385 East Colorado Boulevard, Pasadena, CA 91101, is organized as a California limited liability company.  Western London, located at 10 Exchange Square, Primrose Street, London, EC2A 2EN, United Kingdom, is a private limited liability company incorporated in England and Wales.  Each Subadviser is registered as an investment adviser with the SEC and is an indirect wholly owned subsidiary of FRI.  Together, the Subadvisers and their  affiliates manage, as of June 30, 2022, $1.38 trillion in assets, and have been in the investment management business since 1947. FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906.  The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20% and 21%, respectively, of its outstanding shares as of June 30, 2022. The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The following table sets forth the name, business address and principal occupation of the principal executive officer and each director of the Subadvisers.

Brandywine:

Name and Address	Position	Principal Occupation
Matthew Nicholls One Franklin Parkway San Mateo, California 94403	Manager	Executive Vice President and Chief Financial Officer & Chief Operating Officer of FRI
Jed A. Plafker One Franklin Parkway San Mateo, California 94403	Manager	Executive Vice President of FRI
Adam B. Spector 1735 Market Street Suite 1800 Philadelphia, PA 19103	Manager	Executive Vice President, Global Advisory Services of FRI

ClearBridge:

Name and Address	Position	Principal Occupation
Terrence J. Murphy 620 Eighth Avenue New York, NY 10018	Chairman, Chief Executive Officer, President and Director	Chief Executive Officer, President and Director of ClearBridge
Barbara Brooke Manning 620 Eighth Avenue New York, NY 10018	Chief Compliance Officer and General Counsel	Chief Compliance Officer and General Counsel of Clearbridge
Scott K. Glasser 620 Eighth Avenue New York, NY 10018	Co-Chief Investment Officer and Director	Chief Investment Officer and Director of ClearBridge
Cynthia K. List 620 Eighth Avenue New York, NY 10018	Chief Financial Officer and Director	Chief Financial Officer and Director of ClearBridge
Jennifer M. Johnson One Franklin Parkway San Mateo, California 94403	Director	President and Chief Executive Officer of FRI
Jed A. Plafker One Franklin Parkway San Mateo, California 94403	Director	Executive Vice President of FRI
Gwen L. Shaneyfelt One Franklin Parkway San Mateo, California 94403	Director	Chief Accounting Officer of FRI
Matthew Nicholls One Franklin Parkway San Mateo, California 94403	Director	Executive Vice President, Chief Financial Officer and Chief Operating Officer of FRI

Western:

Name and Address	Position	Principal Occupation
Andrew Bowden 385 East Colorado Boulevard, Pasadena, California 94403	Director	Chief Operating Officer of Western Asset Management Company, LLC
James W. Hirschmann 385 East Colorado Boulevard, Pasadena, California 94403	Director	Chief Executive Officer and President of Western Asset Management Company, LLC
Jennifer M. Johnson One Franklin Parkway San Mateo, California 94403	Director	President and Chief Executive Officer of FRI
Jed A. Plafker One Franklin Parkway San Mateo, California 94403	Director	Executive Vice President of FRI
Matthew Nicholls One Franklin Parkway San Mateo, California 94403	Director	Executive Vice President, Chief Financial Officer and Chief Operating Officer of FRI

Western London:

Name and Address	Position	Principal Occupation
Thomas C. Merchant One Franklin Parkway San Mateo, California 94403	Director	Executive Vice President, General Counsel and Secretary of FRI
Charles Ruys de Perez 10 Exchange Square, Primrose Street, London, EC2A 2EN, United Kingdom	Director	General Counsel of Western Asset Management Company Limited
Michael B. Zelouf 10 Exchange Square, Primrose Street, London, EC2A 2EN, United Kingdom	Director	Senior Executive Officer of Western Asset Management Company Limited

The other U.S. registered investment companies managed or subadvised by each Subadviser with investment objectives and strategies that are similar to the Fund are listed on Exhibit A.

material terms of the Subadvisory Agreements

Below is a summary of the material terms of the Subadvisers’ Subadvisory Agreements.  Each Subadvisory Agreement is substantially similar to the terms of the subadvisory agreements in place for other subadvisers of the Fund.

Services.  Subject to the overall policies, direction and review of the Board and subject to the instructions and supervision of Advisers, each Subadviser provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by Advisors and the respective new subadvisor, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to the Subadviser by Advisers from time to time (the “Subadvised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the Subadvised Portion in a manner consistent with the Fund’s investment strategy.

Subadvisory Fees.  Advisers shall pay to each Subadviser, as compensation for the services rendered to the Fund, from the management fees received by Advisers from the Fund, a monthly fee in U.S. dollars calculated daily, equal to the following annual rates based on the net assets of the sub-advised portion of the Fund managed by the Subadviser in the strategy indicated:

Subadviser	Strategy	Fee Rate
ClearBridge	ClearBridge Large Cap Growth Strategy	0.40%
ClearBridge	ClearBridge Large Cap Value Strategy	0.40%
Brandywine	Brandywine Global Opportunities Bond Strategy	0.30%
Western and Western London	Western Core Bond Strategy	0.20%

Payment of Expenses.  During the term of each Subadviser’s Subadvisory Agreement, the Subadviser will pay all expenses incurred by it in connection with the services to be provided by it under the Subadvisory Agreement other than the cost of securities (including brokerage commissions, if any) purchased by the Fund.

Brokerage.  The Subadvisers will use their best efforts to obtain for the Fund the most favorable price and execution available. Subject to appropriate policies and procedures, each Subadviser may, to the extent authorized by law and in accordance with the terms of the Fund’s Investment Management Agreement, Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or the Subadvisers’ overall responsibilities with respect to accounts managed by the Subadvisers.

Limitation of Liability.  The Subadvisory Agreements provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under such agreement on the part of the Subadvisers, neither the Subadvisers nor any of its directors, officers, employees or affiliates will be subject to liability to Advisers, the Trust or the Fund, or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

Continuance.  The Subadvisory Agreements will continue in effect for two years after each Subadvisory Agreement’s effective date.  The effective dates of the Subadvisory Agreements with ClearBridge, Brandywine, Western and Western London are April 22, 2022, May 9, 2022, June 13, 2022 and June 13, 2022, respectively.  If not sooner terminated, the Subadvisory Agreements shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trust’s Board of Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, at a meeting called for the purpose of voting on such approval, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust’s Board of Trustees as a whole.

Termination.  The Subadvisory Agreements may be terminated (i) at any time, without payment of any penalty, by the Board upon written notice to Advisers and the Subadvisers, or by the affirmative vote of the lesser of: (a) a majority of the outstanding shares of the Fund; or (b) 67% or more of the outstanding shares of the Fund, if the holders of more than 50% of the outstanding shares of the Fund vote, or (ii) by Advisers or the Subadvisers upon not less than sixty (60) days’ written notice to the other party.

What fees were paid by the Fund to affiliates of the Subadvisers during the most recent fiscal year?

Information regarding the fees paid by the Fund to affiliates of the Subadvisers during the Fund’s most recently completed fiscal year is provided below, under “ADDITIONAL INFORMATION ABOUT THE FUND.”

What factors did the Board consider when approving the Subadvisers’ Subadvisory Agreements?

At the September Board Meeting, the Board of Trustees, including a majority of the trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”), reviewed and approved each Subadvisory Agreement for an initial two-year period.  The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve each Subadvisory Agreement.

The Board reviewed and considered information provided by the Investment Manager and the Subadvisers at the September Board Meeting with respect to each Subadvisory Agreement. The Board also reviewed and considered the factors it deemed relevant in approving each Subadvisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by each Subadviser; and (ii) the costs of the services to be provided by each Subadviser. The Board further reviewed and considered information provided by management showing the expected impact of hiring each Subadviser on the Investment Manager’s profitability consistent with the Order (as defined below). The Board also considered that management proposed that the Board approve each Subadvisory Agreement in order to provide the Fund’s portfolio management team with access to additional investment strategies to attain desired exposures across asset allocation portfolios and to diversify holdings in the Fund. The Board reviewed and further considered the form of Subadvisory Agreement and the terms of each Subadvisory Agreement which were discussed at the Meeting, noting that the terms and conditions of each Subadvisory Agreement were substantially similar to the terms and conditions of the Fund’s other sub-advisory agreements and substantially similar to the terms and conditions of sub-advisory agreements for other FT mutual funds.

In approving each Subadvisory Agreement, the Board, including a majority of the Independent Trustees, determined that the hiring of each Subadviser is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which the Investment Manager or Subadviser derives an inappropriate advantage. The Board also determined that the terms of each Subadvisory Agreement are fair and reasonable, and that the approval of such Subadvisory Agreement is in the best interests of the Fund and its shareholders. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

Nature, Extent and Quality of Services

The Board reviewed and considered information regarding the nature, extent and quality of investment management services to be provided by each Subadviser and currently being provided by the Investment Manager and its affiliates to the Fund and its shareholders. In doing so, the Board noted that the Fund employs a "manager of managers" structure pursuant to the Manager of Managers Order granted to the Investment Manager by the SEC, whereby Advisers and the Fund may, without shareholder approval, enter into subadvisory agreements with subadvisers that are indirect or direct wholly owned subsidiaries of FRI. In particular, with respect to each Subadviser, the Board took into account that each Subadvisory Agreement would not affect how the Fund is managed or the Fund's investment goal, principal investment strategies or principal risks associated with an investment in the Fund. The Board reviewed and considered information regarding the nature, quality and extent of investment subadvisory services to be provided by each Subadviser to the Fund and its shareholders under each Subadvisory Agreement; each Subadviser's experience as manager of other funds and accounts, including those within the FT organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of each Subadviser and each Subadviser's capabilities, as demonstrated by, among other things, its policies and procedures reasonably designed to prevent violations of the federal securities laws.

The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the FT family of funds. The Board noted the financial position of FRI, the parent of the Investment Manager and each Subadviser, and its commitment to the mutual fund business as evidenced by its reassessment of the fund offerings in response to the market environment and project initiatives and capital investments relating to the services provided to the Funds by the FT organization. The Board specifically noted FT's commitment to enhancing services and controlling costs, as reflected in its outsourcing of certain administrative functions, and growth opportunities, as evidenced by its acquisition of the LM companies. The Board also noted FT's attention focused on expanding the distribution opportunities for all funds in the FT family of funds.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by each Subadviser and its affiliates to the Fund and its shareholders.

Fund Performance

The Board noted its review and consideration of the performance results of the Fund in connection with the April 2021 annual contract renewal (the “Annual Contract Renewal”) of the Fund’s investment management agreement. The Board recalled its conclusion at that time that the Fund’s performance was satisfactory.

Comparative Fees and Expenses

The Board reviewed and considered information regarding the investment sub-advisory fee to be charged by each Subadviser. The Board noted that the addition of each Subadviser will have no impact on the amount of management fees that are currently paid by the Fund as each Subadviser will be paid by the Investment Manager out of the management fee that the Investment Manager receives from the Fund. The Board further noted that the allocation of the fee between the Investment Manager and each Subadviser reflected the services to be provided by each. The Board concluded that each proposed investment subadvisory fee is reasonable.

Management Profitability and Economies of Scale

The Board noted that it reviewed and considered information showing the expected impact of retaining each Subadviser on the profitability of the Investment Manager consistent with the conditions of the Order. The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal of the investment management agreement with the Investment Manager had not changed as a result of the proposal to approve each Subadvisory Agreement.

Conclusion

Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved each Subadvisory Agreement for an initial two-year period.

ADDITIONAL INFORMATION ABOUT THE FUND

The Investment Manager

Advisers currently serves as the Fund’s investment manager pursuant to an investment management agreement dated May 1, 2019, between the Trust, on behalf of the Fund, and Advisers. The Board most recently voted to renew the management agreement for the Fund on April 12, 2022. Adviser’s principal offices are located at One Franklin Parkway, San Mateo, CA 94403-1906. Advisers is a direct wholly-owned subsidiary of FRI.  Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT THE SUBADVISERS.”

The Trustees who are interested persons of Advisers or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by Advisers and its affiliates from the Fund.

The Trust employs Advisers to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the management agreement, Advisers has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. Advisers also may place orders with or through such brokers, dealers or futures commissions merchants as it may select.  In addition, Advisers has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more subadvisers.  In allocating the Fund’s assets, Advisers has discretion to not allocate any assets to one or more subadvisers at any time.

Prior to May 1, 2019, the Fund did not have an investment manager and did not pay investment management fees. Effective May 1, 2019, the Fund pays the investment manager a fee equal to 0.55% of the value of its average daily net assets.

For the fiscal year ended December 31, 2021, Advisers has contractually agreed to waive or assume certain expenses so that total annual Fund operating expenses (including acquired fees and expenses but excluding Rule 12b-1 fees and certain non-routine expenses) for each class of the Fund do not exceed 0.57% until April 30, 2023. During the term, the fee waiver and expense reimbursement agreement may not be terminated or amended without approval of the board of trustees except to add series and classes, to reflect the extension of termination dates, or to lower the cap on fees and expenses (which would result in lower fees for shareholders).

The investment management fee before and after such waiver and/or reduction for the fiscal year ended December 31, 2021, was 0.55% and 0.51%, respectively. For the fiscal year ended December 31, 2021, the aggregate amount of the investment management fees paid by the Fund to Advisers was $3,902,742.  Investment management fees before waivers totaled $4,223,572.

ClearBridge began serving as subadviser to the Fund on April 22, 2022, and Brandywine began serving on May 9, 2022. Western and Western London began serving on June 13, 2022. Prior to the appointment of the Subadvisers as subadvisers, the Fund had two subadvisers.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly owned subsidiary of FRI and an affiliate of Advisers and the Subadvisers. The fee for administrative services provided by FT Services is paid by Advisers based on the Fund’s average daily net assets, and is not an additional expense of the Fund. For the fiscal year ended December 31, 2021, Advisers paid FT Services administrative fees of $773,046.  FT Services will continue to provide administrative services to the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC (“Distributors”), One Franklin Parkway, San Mateo, California 944031906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to insurance companies or dealers, advertising expenses and the costs of printing sales material and prospectuses.

For the fiscal year ended December 31, 2021, the aggregate amount of 12b-1 fees received by Distributors from the Fund’s Class 2 and Class 4 shares was $2,333,427, substantially all of which was paid to third-party financial intermediaries.

Distributors does not receive compensation from the Fund for acting as the principal underwriter with respect to the Fund’s Class 1 shares.

Distributors will continue to act as the principal underwriter for the Fund.

The Transfer Agent

The transfer agent, dividend-paying agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC (“FTIS”), located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.  FTIS is not paid by the Fund for its services.

FTIS will continue to act as the transfer agent, dividend-paying agent and shareholder servicing agent for the Fund.

Other Matters

The Fund’s most recent audited financial statements and annual report and the most recent semi-annual report to shareholders succeeding the annual report, if any, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/(800) 342-5236 or send a written request to Franklin Templeton Investor Services, P.O. Box 997151, Sacramento, CA 95899-7151.

Principal Shareholders

The outstanding shares and classes of the Fund as of July 7, 2022, are set forth in Exhibit B.  To the knowledge of the Fund’s management, as of July 7, 2022, there were no other entities, except as set forth in Exhibit B, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of July 7, 2022, the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of each Fund and class. The board members may own shares in other funds in Franklin Templeton.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, CA 94403-1906, Attention: Co-Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

Comparable Funds Advised or Subadvised by ClearBridge – Large Cap Growth Strategy

Name of Comparable Fund	Net Assets of Fund (as of May 31, 2022 - x $1 million)	Investment Management/Sub-Advisory Fee (annually, as a % of average daily net assets)	Investment Management/Sub-Advisory Fee Waived, Reduced or Compensation Otherwise Reduced? (Yes/No)
ClearBridge Large Cap Growth Fund	12,855.4	0.59%	No

Comparable Funds Advised or Subadvised by ClearBridge – Large Cap Value Strategy

Name of Comparable Fund	Net Assets of Fund (as of May 31, 2022 - x $1 million)	Investment Management/Sub-Advisory Fee (annually, as a % of average daily net assets)	Investment Management/Sub-Advisory Fee Waived, Reduced or Compensation Otherwise Reduced? (Yes/No)
ClearBridge Large Cap Value Fund	2,788.4	0.48%	No

Comparable Funds Advised or Subadvised by Brandywine – Global Opportunities Bond Strategy

Name of Comparable Fund	Net Assets of Fund (as of May 31, 2022 - x $1 million)	Investment Management/Sub-Advisory Fee (annually, as a % of average daily net assets)	Investment Management/Sub-Advisory Fee Waived, Reduced or Compensation Otherwise Reduced? (Yes/No)
BrandywineGLOBAL Global Opportunities Bond Fund	2,307.4	0.50%	No

A-1

Comparable Funds Advised or Subadvised by Western – Core Bond Strategy

Name of Comparable Fund	Net Assets of Fund (as of May 31, 2022 - x $1 million)	Investment Management/Sub-Advisory Fee (annually, as a % of average daily net assets)	Investment Management/Sub-Advisory Fee Waived, Reduced or Compensation Otherwise Reduced? (Yes/No)
Western Asset Core Bond Fund	16,638.2	0.40%	Yes

Comparable Funds Advised or Subadvised by Western London

Name of Comparable Fund	Net Assets of Fund (as of May 31, 2022 - x $1 million)	Investment Management/Sub-Advisory Fee (annually, as a % of average daily net assets)	Investment Management/Sub-Advisory Fee Waived, Reduced or Compensation Otherwise Reduced? (Yes/No)
Western Asset Core Bond Fund	16,638.2	0.40%	Yes

A-2

EXHIBIT B

Outstanding Shares of the Franklin Allocation VIP Fund as of July 7, 2022

Franklin Allocation VIP Fund	Outstanding Shares
Class 1 Shares	169,317.84
Class 2 Shares	54,325,033.20
Class 4 Shares	73,586,073.13
Total	128,080,424.17

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin Allocation VIP Fund as of July 7, 2022

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class 1	Nationwide Life Insurance Company* P.O. Box 182029 Columbus, OH 43218-2029	121,046.762	71.49
	American United Life Insurance Company* P.O. Box 368 Indianapolis, IN 46206-0368	21,742.967	12.84
Class 2	Nationwide Life Insurance Company* P.O. Box 182029 Columbus, OH 43218-2029	14,563,610.22	26.81
	SunAmerica Annuity & Life Assurance Company* 21650 Oxnard Street Suite 750 MS 6 2 Woodland Hills, CA 91367	11,989,108.68	22.07
	Genworth Life & Annuity Insurance Company* Attn: Variable Accounting 6610 West Broad Street, Bldg 3 Richmond, VA 23230-1702	8,365,190.161	15.40
	Pacific Life Insurance Company* 700 Newport Center Drive Newport Beach, CA 92660-6307	5,096,873.292	9.38
	AXA Equitable Life* 1290 Avenue of the Americas New York, NY 10104-0101	4,940,084.393	9.09
	Delaware Life Insurance Company* P.O. Box 9134 Wellesley Hills, MA 02481-9134	4,366,687.775	8.04
Class 4	Pacific Life Insurance Company* 700 Newport Center Drive Newport Beach, CA 92660-6307	49,126,809.1	66.52
	TransAmerica Life Insurance Company* 4333 Edgewood Road North East Cedar Rapids, IA 52499-0001	11,057,767.11	14.97
	Ohio National Life Insurance Company* P.O. Box 237 Cincinnati, OH 45201-0237	5,289,945.556	7.16

B-1

*For the benefit of its customer(s).

FAVIP STMT 07/22

B-2